                                                                   EXHIBIT 10.20

           [LETTERHEAD OF WESTINGHOUSE HANFORD COMPANY APPEARS HERE]

PURCHASE ORDER

THOMPSON. A                   Telephone 509/376-1801
------------------------------------------------------------------------------------------------------------------------------------
                                       U.S. Government Contract No. DE-A-CO6-87RL10930              Total Pages (Buyer Insert) 22
Mo./Day/Yr.     Page    Inquiry No.         This order is       Certified Under D.P.A.S       Vendor Code    Order No.
                                            priority rated        Reg. (15CFR350)             63338          MW6-SBV-357079
11/03/1995         1    W-357079               DOE-E   2
                                                                                                    IMPORTANT

                   ALLIED TECHNOLOGY GROUP INC                        Show Order No. on all packages, invoices, and correspondence.
                                                                      Complete packing list must accompany each shipment. Failure to properly identify will delay receipt of shipment and
                                                                      payment.

                   47375 FREMONT BLVD                                      SHIP TO:  1.  The Department of Energy
                   FREMONT              CA 94538                                         c/o Westinghouse Hanford Company
                                                                           [ 1 ]         Central Receiving
                                                                                         2355 Stevens Drive
                                                                                         Richard, Washington 99352

F.O.B                       Date Delivery Required at F.O.B. Point          Buyer    2.  As indicated below.
     RICHLAND, WA           09/30/05                                        M L     ESTES                G1-55

Terms of Payment            Code      Ship Via
     NET 30 DAYS            10        SELLER

ITEM           QUANTITY  U/M                                    DESCRIPTION           UNIT PRICE       TOTAL PRICE
------------------------------------------------------------------------------------------------------------------------------------
                               Confirming Order if Checked       [     ]

                                                                                     NOT-TO EXCEED

1                   PROVIDE THERMAL TREATMENT SERVICES FOR                           15985915.00       15985915.00
                    UP TO 3.585 CUBIC METERS OF LOW LEVEL
                    MIXED WASTE AS SPECIFIED IN THE
                    ATTACHED STATEMENT OF WORK, REVISION
                    3A, AND MEMORANDUM OF UNDERSTANDING
                    DATED AUGUST 16, 1995.  PAYMENT SHALL
                    BE PER THE PRICING SCHEDULE DATED
                    NOVEMBER 2, 1995, ATTACHED.  AWARD
                    VALUE DOES NOT INCLUDE FIVE ANNUAL
                    OPTION PERIODS THAT MAY BE EXERCISED AT
                    THE DISCRETION OF WHC.

                                        TOTAL VALUE OF THIS ORDER                    15985915.00

------------------------------------------------------------------------------------------------------------------------------------
If this section exceeds $10,000 or otherwise specifically requested,                      Westinghouse Hanford Company
seller shall acknowledge acceptance by completing the spaces provided below and returning the signed copy to the buyer within five (5) working days of receipt.

Name (print of type)  /s/ Doreen Chiu        Title   President      Date  11/9/1995         [SIGNATURE ILLEGIBLE]  11/3/98
                      -----------------              -------------        -----------       ----------------------------------
                                                                                            Signature              Date
Signature  /s/ Doreen Chiu                   Seller's Reference No. _________________
          ----------------------

CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PURCHASE ORDER                             Westinghouse Hanford Company
                                           A subsidiary of Westinghouse Electric
                     Westinghouse          Corporation
             [LOGO]  Hanford Company       P.O. Box 1970 Richland, Wa. 99352

THOMPSON, A         Telephone 509/376-1801

------------------------------------------------------------------------------------------------------------------------------------
                                          U.S. Government Contract No. DE-AC06-87RL10930               Total Pages (Buyer Insert) 22
Mo./Day/Yr.   Page   Inquiry No.  This order is        Certified Under D.P.A.S.   Vendor Code    Order No.
                                  priority rated       Reg. (15CFR350)
11/03/1995    1      W-357079        DOE-E       2                                 63338         MW6-SBV-357079

        ALLIED TECHNOLOGY GROUP INC.                    Show Order No. on all packages, invoices, and correspondence.
                                                        Complete packing list must accompany each shipment. Failure
        47375 FREMONT BLVD                              to properly identify will delay receipt of shipment and payment.
        FREMONT CA  94538
                                                                                SHIP TO:   1.   The Department of Energy
                                                                                                c/o Westinghouse Hanford Company
                                                                                                Central Receiving
                                                                                                2355 Stevens Drive
                                                                                [  1  ]         Richland, Washington 99352

F.O.B.               Date Delivery Required at F.O.B. Point                     Buyer      2.   As indicated below.
      RICHLAND, WA   09/30/05                                                   M L ESTES          G1-55

Terms of Payment     Code           Ship Via
      NET 30 DAYS    10             SELLER
ITEM       QUANTITY     U/M                    DESCRIPTION                                           UNIT PRICE        TOTAL PRICE
------------------------------------------------------------------------------------------------------------------------------------
                              Confirming Order if Checked [_]
                                                                                                      NOT-TO-EXCEED
  1                           PROVIDE THERMAL TREATMENT SERVICES FOR                                  15985915.00      15985915.00
                              UP TO 3.585 CUBIC METERS OF LOW LEVEL
                              MIXED WASTE AS SPECIFIED IN THE
                              ATTACHED STATEMENT OF WORK. REVISION
                              3A, AND MEMORANDUM OF UNDERSTANDING
                              DATED AUGUST 16, 1995.  PAYMENT SHALL
                              BE PER THE PRICING SCHEDULE DATED
                              NOVEMBER 2, 1995, ATTACHED.  AWARD
                              VALUE DOES NOT INCLUDE FIVE ANNUAL
                              OPTION PERIODS THAT MAYBE EXERCISED AT
                              THE DISCRETION OF WHC.

                                                TOTAL VALUE OF THIS ORDER                              15985915.00
------------------------------------------------------------------------------------------------------------------------------------
Provisions of the terms       Billing Instructions:  Render invoices in triplicate to                   Westinghouse Hanford Company
and conditions specifically                          Attention: Accounts Payable (MSIN G1-80)
included herein by WHC
are made a part of this       Do not include Washington State Sales Tax or compensating tax in           /s/ M L Estes    11/3/95
order.                        the price of this order. (Washington State Registration Number            --------------------------
                              C-60-018-786). Attach original bill of lading with the original           Signature           Date
                              paid freight bill.

                     WHC PURCHASE ORDER NO. TW6-SBV-357079

                               Section "A" Award
                               -----------------


Award Notification  (A57X)


The Seller is hereby notified that effective the date of this document, the Seller is awarded a Firm Fixed Unit Price / Indefinite Quantity / Indefinite Delivery Purchase Order for the delivery/performance of the item(s) above in accordance with all the requirements and conditions set forth or by reference attached herein. Pricing shall be in accordance with Attachment 3 to this order.

The Purchase Order is for five (5) years of "service", with five (5) one (1) year options. Service shall start in sixty (60) months or sooner from the date of the Purchase Order, contingent upon the NEPA requirements being approved within three (3) years. Funding for the order will be provided incrementally on an annual basis.


Order of Precedence

For the purposes of resolving any inconsistencies between the requirements set forth within this order, the inconsistencies shall be resolved by giving precedence in the following order:

1.   Memorandum of Understanding    (Attachment 2)
2.   Statement of Work              (Attachment 1)
3.   General Provisions, Terms and Conditions
4.   Other provisions where incorporated and/or referenced


Milestone Schedule

The Seller's Milestone for the Pre-processing Phase (Attachment 4), is incorporated herein by reference and is of the essence in performance of this order. The Seller shall adhere to the schedule shown therein and provide written reports on a quarterly basis which describes the progress in performance. Failure of the Seller to meet or exceed the milestone schedule may be judged a material deficiency.


Nepa Documentation Submittal, Permitting, and Licensing

The U.S. Department of Energy (DOE) has determined the initial level of NEPA Documentation for this activity is an Environmental Assessment. Unless otherwise notified, an Environmental Assessment shall be submitted in accordance with the Statement of Work, Revision 3a, dated March 24, 1995, Section 8.0 "National Environmental Policy Act Compliance.".

If DOE determines that an Environmental Assessment is not adequate to support the proposed action and elevates the NEPA review to an Environmental Impact Statement, the Seller shall be entitled to an equitable adjustment in price and schedule in accordance with Article S0-8 Changes, Extras and Substitution of the WHC Service Provisions ) PMM-44-007 which are incorporated into the Purchase Order.

NEPA documentation, permitting, and licensing are material parts of performance. WHC reserves the right to cancel the order at no cost to WHC if the NEPA submittal is determined by DOE to be defective or nonconforming, the Seller fails to provide documentation which meets the Statement of Work requirements, and/or the Seller fails to obtain required permits and licenses. This reservation does not limit WHC's right to terminate the order in accordance with SERVICE PROVISIONS clauses S0-39, S0-40, and any other provisions herein.
------------------

Prior to the time that the NEPA documentation is approved and the Seller is authorized in writing to proceed, the Buyer's financial responsibility to the Seller, assuming performance is neither defective of nonconforming, is limited to the costs of preparation of NEPA documentation for submittal as required in the Statement of Work, Revision 3A, dated March 24, 1995, Section 8.0.


                       Section "B" Workscope/Description
                       ---------------------------------


Specification

Seller's performance shall be in accordance with LOW LEVEL MIXED WASTE THERMAL TREATMENT, Statement of Work, Revision 3A, dated March 24, 1995, (Attachment 1) which is incorporated and made a part hereof.


Incorporation of Documents

Documents referenced in the Statement of Work and/or attached to this order are incorporated and made a part hereof.


Rejection of Waste Product Materials

Prior to acceptance, Seller may reject waste which it has determined by visual inspection or testing to be nonconforming. Seller shall give Buyer notice of the waste rejected and the reason for such rejection.


                       Section "C" Packaging and Marking
                       ---------------------------------


Inbound Shipments of Radioactive Material   (C12)

Radioactive Material covered by this Purchase Order shall be properly packaged, marked, labeled and certified to the carrier that the shipment is in proper condition for transportation according to the applicable regulations of the Department of Transportation.

The shipping package should be inspected and a dose rate survey made during the 48 hours prior to shipment. The Buyer shall be notified 48 hours prior to shipment of the movement of this material.


Hazardous Material  (C13)

Any Hazardous Materials covered by this Purchase Order shall be properly packaged, marked, labeled and certified to the carrier that the shipment is in proper condition for transportation according to applicable regulations of the Department of Transportation, (See CFR Title 49 Parts 171-178). Upon receipt of notification of any material on this order found to be nonconforming to the applicable Department of Transportation regulations for packaging, marking and labeling, the Seller shall within 5 days and at no expense to the Buyer, (any expenses incurred by the Buyer in bringing material into conformity will be for the account of the Seller and deducted from any monies due the Seller):

     1. Repackage, remark or relabel the material to meet requirement at Westinghouse Hanford Company's (WHC) facility, or,

     2. Reach agreement with Buyer for WHC to repackage, remark or relabel the material to meet requirements, or Material Safety Data Sheet (MSDS) required.

     3. Pick up the nonconforming material at the Buyer's facility and replace with material conforming to all requirements of the order.

Hazardous Waste  (C22)

The shipment of any material designated as a Hazardous Waste and subject to the Hazardous Waste Manifest Requirement of the U.S. Environmental Protection Agency, (EPA), or the Washington State Department of Ecology, "Dangerous Waste Regulations", shall be packaged and shipped in accordance with the following applicable regulations:


     - 40 CFR 260 - 265, U.S. EPA Regulations
     - 49 CFR 171 - 179, Department of Transportation (DOT) Regulations
     - WAC 173 -303, Washington State Department of Ecology Regulations


                    Section "D" Transportation Instructions
                    ---------------------------------------


Transportation Charges - Full Prepaid   (D06)

The Seller is responsible for and shall pay all transportation charges from and to the Hanford Site in accordance with the Statement of Work, Section 7.0, delivered to a location on the Hanford Site to be specified later and shall not invoice the Department of Energy c/o Westinghouse Hanford Company for such transportation charges. The Seller bears all responsibility for damage or loss until delivery is made to the FOB point specified herein.


Transportation Plan

The seller shall meet all requirements for transporting the low level mixed waste. The Seller's transportation plan shall summarize all steps required for meeting the regulatory and permitting requirements for transporting waste of this type. The transportation plan shall include the intended route(s) to be used for transporting the waste, the qualifications of the carrier, and the carrier's experience.

A "final" transportation plan shall be provided to the Buyer for review and approval ninety (90) days prior to the first shipment of waste. Any changes to the approved transportation plan shall be proposed in writing for Buyer approval.


                 Section "E" Quality Assurance and Inspection
                 --------------------------------------------


Quality Assurance Program and Plan

Quality Assurance documents shall be provided for Buyer approval in accordance with the Statement of Work, Section 6.0, within sixty (60) days after award of the order. The Quality Assurance Program must be approved by the Buyer prior to any shipment of waste to the Seller.


                       Section "F" Delivery/Performance
                       --------------------------------


Performance

NEPA documentation, permitting, licensing and the Sellers Milestone Schedule for the Pre-Processing Phase are material parts of performance under this contract. The Pre-Processing Phase shall not exceed sixty (60) months and is not included in the ten (10) year period for Thermal Treatment performance of this contract.

The period for Thermal Treatment performance shall commence no later than sixty
(60) months from the date of award and thermal treatment shall not exceed ten
(10) years including the option years.

Buyer option(s) for five (5) one (1) year extensions shall be available to WHC if necessary after the base five (5) years of treatment services.

                       Section "G" Order Administration
                       --------------------------------


Document Transmittals (G01)

The Seller shall utilize a document transmittal system for the exchange of data and information during the performance of work under this order. The transmittal shall contain (1) a unique identification number, (2) a brief identification of the document(s) including revisions, (3) the date of the transmittal, (4) purpose of the transmittal, including required action (if any) (5) signature of supplier representative, and (6) means or provisions for receipt acknowledgement by the Buyer.


Authorized Personnel (G03)

Only the following named individuals are authorized to make changes to this document: M.L. Estes\Buyer, Procurement; D. Van Wormer\Section Manager, Procurement; R.M. Hadley\Group Manager, Procurement; R.J. Meyer\ Director, Procurement and Materials Management.


Administrative Requirements (G08)

The administrative requirements set forth in PMM-42-077, are hereby incorporated into this order.


Closeout Certification, Fixed Price Orders (G19)

Seller shall properly execute and mail to the Buyer, the attached final release (Form PMM-42-007), within five working days from the last date services are provided hereunder and/or the date of the last shipment made hereunder. Final payment will not be made until this form is properly executed and received by Westinghouse Hanford Company Purchasing.


                       Section "H" Special Requirements
                       --------------------------------


Asbestos & PCB Certification

Seller shall identify returned containers in accordance with the Statement of Work and referenced documents with special attention to those that contain asbestos and PCB's.


Nuclear Hazards Indemnity Agreement (H08)

A.   Authority.

     This clause is incorporated into this subcontract pursuant to the authority contained in the U.S. Department of Energy (the DOE) Prime Contract No. DE-AC06-87RL10930 with Westinghouse Hanford Company (WHC) and subsection 170D. of the Atomic Energy Act of 1954, as amended (hereinafter called The Act).

B.   Definitions.

     The definitions set out in the Act shall apply to this clause.

C.   Financial Protection.

     Except as hereafter permitted or required in writing by the DOE or WHC, the subcontractor will not be required to provide or maintain, and will not provide or maintain at government expense, any form of financial protection to cover public liability, as described in paragraph D.2 below. Westinghouse Hanford Company or the DOE may, however, at any time require in writing that the subcontractor provide and maintain financial protection of such a type and in such amount as WHC or the DOE shall determine to be appropriate to cover such public liability, provided that the costs of such financial protection are reimbursed to the subcontractor by WHC or DOE.

D.   Indemnification.

     1. To the extent that the subcontractor and other persons indemnified are not compensated by any financial protection permitted or required by WHC or the DOE, the DOE will indemnify the subcontractor and other persons indemnified against (1) claims for public liability as described in paragraph D.2 of this clause; and (2) such legal costs of the subcontractor and other persons indemnified as are approved by DOE, provided that DOE's liability, including such legal costs, shall not exceed the amount set forth in section 170E(1)(B) of The Act in the aggregate for each nuclear incident or precautionary evacuation occurring within the United States or $100 million in the aggregate for each nuclear incident occurring outside the United States, irrespective of the number of persons indemnified in connection with this contract.

     2. The public liability referred to in subparagraph D.1 of this clause is public liability as defined in The Act which (1) arises out of or in connection with the activities under this contract, including transportation; and (2) arises out of or results from a nuclear incident or precautionary evacuation, as those terms are defined in the Act.

E.   Waiver of Defenses.

     1. In the event of a Nuclear Incident, as defined in the Act, arising out of nuclear waste activities, as defined in the Act, the subcontractor, on behalf of itself and other persons indemnified, agrees to waive any issue or defense as to charitable or

          Governmental Immunity.

     2.   In the event of an extraordinary nuclear occurrence which:

               A. Arises out of, results from, or occurs in the course of the construction, possession, or operation of a production or utilization facility; or

               B. Arises out of, results from, or occurs in the course of transportation of source material, by-product material, or special nuclear material to or from a production or utilization facility; or

               C. Arises out of or results from the possession, operation, or use by the subcontractor or a lower-tier subcontractor of a device utilizing special nuclear material or by-product material, during the course of the contract activity; or

               D. Arises out of, results from, or occurs in the course of nuclear waste activities, the subcontractor, on behalf of itself and other persons indemnified, agrees to waive:

                    (1) Any issue or defense as to the conduct of the claimant (including the conduct of persons through whom the claimant derives its cause of action) or fault of persons indemnified, including, but not limited to:

                         .    Negligence;
                         .    Contributory negligence;
                         .    Assumption of risk; or
                         .    Unforeseeable intervening causes, whether
                              involving the conduct of a third person or an act of god;

                    (2) Any issue or defense as to charitable or governmental immunity; and

                    (3) Any issue or defense based on any statute of limitations, if suit is instituted within three (3) years from the date on which the claimant first knew, or reasonably could have known, of his injury or change and the cause thereof. The waiver of any such issue or defense shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action. The waiver shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified.

               E. The term "Extraordinary Nuclear Occurrence" means an event which the DOE has determined to be an extraordinary nuclear occurrence as defined in the Act. A determination of whether or not there has been an extraordinary nuclear occurrence will be made in accordance with the procedures in 10 Code of Federal Regulation (CFR) 123 part 840.

               F. For the purposes of that determination, "Offsite" as that term is used in 10 CFR 123 part 840 means away from "the contract location" which phrase means any DOE facility, installation, or site at which contractual activity under this contract is being carried on, and any subcontractor-owned or controlled facility, installation, or site at which the subcontractor is engaged in the performance of contractual activity under this contract.

     3.   The waivers set forth above:

          A. Shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action;

          B. Shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified;

          C. Shall not preclude a defense based upon a failure to take reasonable steps to mitigate damages;

          D. Shall not apply to injury or damage to a claimant or to a claimant's property which is intentionally sustained by the claimant or which results from a nuclear incident intentionally and wrongfully caused by the claimant;

          E. Shall not apply to injury to a claimant who is employed at the site of and in connection with the activity where the extraordinary nuclear occurrence takes place, if benefits therefor are either payable or required to be provided under any workmen's compensation or occupational disease law;

          D. Shall not apply to any claim resulting from a nuclear incident occurring outside the United States;

          E. Shall be effective only with respect to those obligations set forth in this clause and in insurance policies, contracts, or other proof of financial protection; and

          F. Shall not apply to, or prejudice the prosection or defense of, any claim or portion of claim which is not within the protection afforded under (1) the limit of liability provisions under subsection 170E. Of the Act, and (2) the terms of this agreement and the terms of insurance policies, contracts, or other proof of financial protection.


     F.   Notification and Litigation of Claims.

          The subcontractor shall give immediate written notice to WHC and the DOE contracting officer of any known action or claim filed or made against the subcontractor or other person indemnified for public liability as defined in paragraph D.2. Except as otherwise directed by WHC and DOE, the subcontractor shall furnish promptly to WHC and DOE, copies of all pertinent papers received by the subcontractor or filed with respect to such actions or claims. Westinghouse Hanford Company and the DOE shall have the right to, and may collaborate with, the subcontractor and any other person indemnified in the settlement or defense of any action or claim and shall have the right to (1) require the prior approval of the DOE for the payment of any claim that the DOE may be required to indemnify hereunder; and (2) appear through the Attorney General on behalf of the subcontractor or other person indemnified in any action brought upon any claim that the DOE may be required to indemnify hereunder; take charge of such action, and settle or defend any such action. If the settlement or defense of any such action or claim is undertaken by DOE, the subcontractor or other person indemnified shall furnish all reasonable assistance in effecting a settlement or asserting a defense.

     G.   Continuity of U.S. Department of Energy Obligations.

          The obligations of the DOE under this clause shall not be affected by any failure on the part of the subcontractor to fulfill its obligation under this contract and shall be unaffected by the death, disability, or termination of existence of the subcontractor, or by the completion, termination, or expiration of this contract.

     H.   Effect of Other Clauses.

          The provisions of this clause shall not be limited in any way by, and shall be interpreted without reference to, any other clause of the contract, including the clause entitled Contract Disputes, provided, however, that this clause shall be subject to the clauses entitled Covenant Against Contingent Fees, Officials not to Benefit, and Examination of Records by the Comptroller General, and any provisions that are later added to this contract as required by applicable Federal law, including statutes, executive orders, and regulations, to be included in nuclear hazards indemnity agreements.

     I.   Civil Penalties.

          The subcontractor and its subcontractors and suppliers who are indemnified under the provisions of this clause are subject to civil penalties, pursuant to 234A of the Act, for violations of applicable DOE Nuclear-Safety related rules, regulations, or orders.

     J.   Criminal Penalties.

          Any individual director, officer, or employee of the subcontractor or of its subcontractors and suppliers who are indemnified under the provisions of this clause are subject to criminal penalties, pursuant to 223(C) of the Act, for knowing and willful violation of the Atomic Energy Act of 1954, as amended, and applicable DOE nuclear safety-related rules, regulations or, orders which violation results in, or, if undetected, would have resulted in a Nuclear Incident.

     K.   Inclusion in Subcontracts.

          The subcontractor shall insert this clause in any subcontract which may involve the risk of public liability, as that term is defined in the Act and further described in paragraph D.2 above. However, this clause shall not be included in subcontracts in which the subcontractor is subject to Nuclear Regulatory Commission (NRC) financial protection requirements under section 170B. of The Act or NRC agreements of indemnification under section 170C. or K. of the Act for the activities under the subcontract.

     L.   Indemnification of Westinghouse Hanford Company

          To the extent permitted by law, the subcontractor assumes full responsibility and shall indemnify, save harmless, and defend WHC; its principal subcontractors, ICF Kaiser Hanford Company and Boeing Computer Services Richland, Inc.; Their agents; officers; employees; and directors from any civil or criminal liability under sections 234A or 223(C) of the Act or the implementing regulations at 10 CFR 223 820, et seq., arising out of the activities of the subcontractor, its lower-tier subcontractors, suppliers, agents, employees, officers, or directors. The subcontractor's obligation to indemnify and hold harmless shall expressly include attorneys fees and other reasonable costs of defending any action or proceeding instituted under sections 234A or 223(C) of the Act or the implementing regulations at 10 CFR 123 820, et seq.

          A copy of the implementing regulations at 10 CFR 123 820, et seq., Will be made available to the subcontractor upon request.


Indefinite Quantity

1. This is an indefinite quantity contract for the services specified and effective for the period stated in the Special Instructions for the Preparation for Proposals and attachments thereto. The actual quantities provided for treatment will be dependent on funding availability and/or the amount of product that becomes available for treatment. The quantities included on Attachment 3 are for pricing purposes only. As noted in paragraph 119, the minimum guarantee or commitment was removed from the contractual arrangement by the agreement of October 19, 1995.

2. The Seller shall furnish to WHC, when and if requested, the services specified in the Pricing Schedule (Attachment 3) up to and including the quantity designated as the Total Baseline Plus Options, which is 5,120 cubic meters of product.

3. Requirements issued during the effective period of this contract and not completed within that period shall be completed by the Seller. The contract shall govern the Seller's and WHC's rights and obligations with respect to that requirement to the same extent as if the requirement were completed during the contract's effective period.


Proprietary Data Submittal (H31)

If Seller submits any data as part of this order which is considered by the Seller to be "Proprietary Data", the document transmitting the data or which contains the data, shall be boldly marked indicating that the data Included is considered to be proprietary.

In the event any data is designated as "Proprietary Data", such designation shall be in accordance with special provision (PMM-44-009) Article SC-7 entitled "Rights in Technical Data".


LIMITATIONS OF FUNDS (H29X)

1. Although the parties hereto have negotiated the ceiling price of $15,985,915 for this Purchase Order (hereafter referred to as the Order), not including the five annual option periods, they understand that sufficient funds for the full scope of work are not yet available and that presently there is obligated only the sum of $1,015,207, which equates to the maximum termination cost for Year 1 per the Termination Liability Schedule (Attachment 5) based on a 5 year permitting/licensing project duration. It is anticipated that from time to time additional funds will be obligated to this order by Westinghouse Hanford Company (WHC).

2. Seller agrees to perform, or have performed, work up to the point at which, in the event of termination of this Order pursuant to the clause entitled "Termination", the total amount payable by WHC, including amounts payable with respect to subcontracts and settlement costs, and pursuant to paragraph 5 hereof, (hereafter called the "Termination Amount", would in the exercise of reasonable judgment by the Seller approximate the total amount then obligated to the Order. WHC shall not be obligated in any event to pay or reimburse the Seller in excess of the amount then currently obligated to the Order notwithstanding any other provision of this Order.

3. It is contemplated that funds presently obligated to this Order will cover the work to be performed during the first year following award. In the event Seller considers the funds obligated Seller to be inadequate to cover the work to be performed until such time, or an agreed date in substitution thereof, the Seller shall notify WHC in writing when within the next thirty (30) days, the work will reach a point at which the termination amount approximates 85 percent of the total amount then obligated to the Order. The notice shall state the estimated date when such termination amount will be reached and the estimated amount of additional funds required to continue performance to the above or an agreed substituted date. If after such notification, additional funds are not obligated by such date or by an agreed date in substitution thereof, WHC shall upon Seller's written request, terminate this Order on such date or the date set forth in the request, whichever is later, pursuant to the provisions of the "Termination" clause of this Order.

4. When additional funds are obligated from time to time for continued performance of the work under this Order, the parties shall agree on the applicable period of Order performance which shall be covered by such funds. The provisions of paragraphs 2 and 3 above shall apply to such additional obligated funds and substituted date and the Order amended accordingly.

5. If the Seller incurs additional cost, or is delayed in the performance of the work under this Order, solely by reason of the failure of WHC to obligate additional funds in amounts sufficient for the timely performance of this Order, and if additional funds are obligated, an equitable adjustment shall be made in the price or prices, (including appropriate target, billing, and ceiling prices where applicable), of said item or in the time of delivery, or both.

6. WHC may at any time prior to termination, obligate additional funds for this Order.

7. Modification of this Order under the "Changes" article shall not constitute a change in the amount obligated under this clause.

8. Nothing in this clause shall affect the right of WHC to terminate this Order pursuant to the termination provisions of the Order.


Designation of Technical Representative (H38)

The Buyer hereby designates the following as the Buyer's Technical Representative (BTR) for this order:

               Barry G. Place, (509) 372-1372, Mail Stop T4-03.

The BTR is responsible for monitoring and providing technical guidance for this order and should be contacted regarding questions or problems of a technical nature. In no event, however, will an understanding or agreement, modification, change order, or any deviation from the terms of this order be effective or binding upon WHC unless formalized by proper order documents executed by the Buyer prior to completion of this order. On all matters that pertain to order terms, the Seller shall contact the Buyer specified within this order. When in the opinion of the Seller, the BTR requests or directs efforts outside the existing scope of the order, the Seller shall promptly notify the Buyer in writing. No action shall be taken until an appropriate modification to the order has been issued by the Buyer. The BTR shall be responsible for appropriate surveillance of the Sellers representative while on site.


Options

Westinghouse Hanford Company (WHC) may exercise its option to extend the terms of this contract up to 30 days prior to the expiration of the existing service term. The actual exercise of the options shall be via a Purchase Order modification only. Seller shall ensure that the fixed unit prices quoted for optional periods of performance are firm over this time period. This contract contains five (5) one (1) year option periods that may be exercised individually at the option of WHC. Annual option pricing is as identified in the Pricing Schedule (Attachment 3).


On-Site Services (H44)

The requirements set forth within PMM-37-0O1 entitled "On-Site Services" shall apply to this order.


Lower Tier Quality Assurance Information (H50)

Form-PMM 15.1-006, lower tier supplier quality assurance information is incorporated herein and attached hereto. Any additions or changes from the approved form will require Buyer approval. (Attachment to PMM-15.1-008)


Service Contract Act of 1965  (H27X)

This Purchase Order is subject to the service contract act of 1965. The Department of Labor request for wage determination will be submitted for job classifications and work locations proposed by the Seller. The fixed unit price treatment rates shall be considered inclusive of all labor costs set forth by the Department of Labor and determined to be payable to employees covered by this act. All such costs, including labor rates, applicable payroll taxes and various other business taxes (i.e. Washington State B&O, FICA, etc.) shall be the exclusive responsibility of the Seller.


Representations and Certifications - P0 (H74X)

Seller has completed Representations and Certifications, form PMM-15.1-007, which is on file with the Buyer.


Sellers Warranties

The Seller warrants and represents to the Buyer that:

     a. Seller understands the currently known hazards and risks which are presented to human beings, property and the environment in the handling, transportation, storage, treatment, processing and disposal of the waste; and,

     b. Seller is engaged in the business of transportation, storage and disposal of industrial and other wastes, and has developed the requisite expertise for the handling, transportation, storage, treatment, processing, and disposal of such; and,

     c. Seller will handle, transport, store, treat, process, analyze, and stabilize waste and waste product(s) in a safe and workmanlike manner and in full compliance with all valid and applicable statues, ordinances, orders, rules and regulations of the federal, state and local governments in whose jurisdictions such activities are performed under this purchase order; and,

     d. Any and all vehicles and vessels, waste product(s) containers and personnel to be provided by Seller in performance of this purchase order have obtained or will obtain all permits, licenses, certificates or approvals required to comply with valid and applicable statues, ordinances, orders, rules and regulations of the federal, state and local governments; and,

     e. The Seller's Waste Treatment Facility (or Facilities) shall have obtained prior to receiving the waste, all permits, licenses, certificates or approvals required by valid and applicable statutes, ordinances, orders, rules and regulations of the federal, state, and local governments in which such Facility is located, necessary to allow such Facility to accept, store, treat, and process Waste Product(s). In addition, if required by federal, state or local law, regulation or ordinance, Seller shall have filed with the appropriate governmental agency a notification of hazardous and radioactive waste activity and/or an application to operate a hazardous and radioactive waste storage, treatment or disposal facility if the facility has achieved "interim status" as defined by federal and applicable state law and regulations. Seller shall provide Buyer with reasonable advance notice if any such permit license, certificate or approval is to expire and not to be renewed during the term of the purchase order, or become the subject of judicial or administrative action seeking revocation or suspension. Such notice shall also be provided if Seller determines not to seek any necessary permit, license, certificate or approval which becomes required after execution of the purchase order.

          If during the term of this purchase order, Seller determines not to renew any existing permit, license, certificate or approval, or not seek any necessary permit, license, certificate or approval which becomes required after execution of the purchase order, Buyer shall retain all the rights and remedies it may have at law or equity.


Environment, Safety and Health (Government Owned or Leased)

     (a) It is understood that it is the goal of both the Contractor and DOE to conduct a responsible and comprehensive program to assure that the Hanford Site is an environmentally acceptable installation and is operated in a safe and healthy manner. It is DOE policy to use its best efforts to provide the funds or other resources necessary to achieve this purpose and to continue cooperating, along with the Contractor, with Federal and State agencies having interest in environmental matters to accomplish this purpose, and to maintain good relations with such agencies.

     (b) Performance of work under this contract shall be conducted in a manner that is protective of the environment and the health and safety of employees and the public. The Contractor shall comply with all applicable environmental, safety, and health requirements (including applicable permitting and reporting requirements) including federal, state, and local laws and regulations and DOE requirements.

          (1) The Contracting Officer shall notify the Contractor, in writing, of any noncompliance with applicable requirements. After receipt of such notice, the Contractor shall immediately take corrective action, consistent with the clause of this contract entitled "Work Control System/Technical Direction" and availability of funds. In the event that the Contractor fails to take corrective action, the Contracting Officer may for cause, without prejudice to any other legal or contractual rights of DOE, issue an order stopping all or any part of the work; thereafter, a start order for resumption of the work may be issued at the discretion of the Contracting Officer. The Contractor shall not be entitled to an extension of time or additional fee or damages by reason of, or in connection with, any work stoppage that was appropriately ordered in accordance with this clause.

          (2) If at any time during performance of the contract work, the Contractor's act or failure to act causes substantial harm or an imminent danger to the health or safety of individuals or the environment, the Contracting Officer may, without prejudice to any other legal or contractual rights of DOE, issue an order stopping all or any part of the work; thereafter, a start order for resumption of the work may be issued at the discretion of the Contracting Officer. The Contractor shall not be entitled to an extension of time or additional fee or damages by reason of, or in connection with, any work stoppage that was appropriately ordered in accordance with this clause.

     (c) The Contractor shall submit, within 30 days after the date of award of this contract modification, an environmental, safety, and health program management and implementation plan to the Contracting Officer for review and approval. The plan shall describe the management systems to be employed to ensure that environmental, safety and health requirements are appropriately considered in all phases of contract activities. The plan shall also include provisions for an internal environmental, safety and health performance evaluation and corrective action system to provide management with a continuing assessment of the adequacy and implementation of the environmental, safety and health programs and assurance that deficiencies are corrected. The results of such evaluations shall be made available to DOE.

     (d) The Contractor shall include in all of its subcontracts, involving performance of work at the site, the provisions requiring subcontractors to comply with the Contractor's environmental, safety and health requirements. However, such provisions in the subcontracts shall not relieve the Contractor of its obligations to assure compliance with the provisions of this clause for all aspects of the work.

     (e) The Contractor shall submit for approval to the DOE, through the Contracting Officer, its policies, procedures and provisions for including appropriate environment, safety and health requirements, including reporting requirements, in subcontracts, with respect to work to be performed on-site at a DOE-owned or leased facility. These environmental safety and health requirements shall be in accordance with applicable DOE regulations, directives, and other DOE requirements. The subcontract provisions shall provide that no claim shall be made for adjustment in the subcontract amount or the performance schedule, or for damages, by reason of a stop work order issued for failure to comply with environmental, safety and health regulations or requirements of DOE. The approved subcontract provisions shall be included in subcontracts as appropriate.


Whistleblower Protection for Contractor Employees (January, 1993)

     (a) The Contractor shall comply with the requirements of the "DOE Contractor Employee Protection Program" at 10 CFR Part 708.

     (b) The Contractor shall insert or have inserted the substance of this clause, including this paragraph (b), in subcontracts, at all tiers, with respect to work performed onsite at a DOE-owned or leased facility, as provided for at 10 CFR Part 708.

                       SECTION "I" TERMS AND CONDITIONS
                       --------------------------------


SPECIAL PROVISIONS  (I16)

The provisions specifically identified below as contained in PMM-44-009, entitled "Special Provisions", shall supplement and are in addition to any other provisions set forth or referenced in the body of this document. Provision; SC-4, SC-5, SC-6, SC-7, SC-8, and SC-11


SERVICE PROVISIONS    (I19)

This Purchase Order is subject to the provisions set forth in PMM-44-007, entitled "Service Provisions", in addition to any other provisions set forth or referenced in the body of this document. Clause 50-29, Walsh-Healey Public Contract Act, and Clause 50-41, Termination For Default, shall not apply to this order.

The "Service Provisions" are hereby supplemented with the following special provisions.

     A. Termination For Nonperformance
     ---------------------------------

     Westinghouse Hanford Company may, by written notice of nonperformance to the Seller, terminate this order in whole or in part, if Seller fails to:

     A. Deliver the supplies or perform the services within the time specified in this order or any extension;
     B.   Make progress, so as to endanger performance of this order; or
     C.   Perform any other provisions of this order.

     WHC's right to terminate this order under A.1 or A.2 above may be exercised if Seller does not cure such failure within ten (10) days (or more if authorized in writing by the Buyer) after receipt of a written notice specifying the failure. A termination for nonperformance will be effected as a no cost cancellation without any further right of recourse on the part of either party.

     B. Unilateral Right To Cancel
     -----------------------------

     Either WHC or the Seller may cancel this subcontract if, at the completion of permitting, or at any time during the construction and installation phase, a determination is made that funding will not be available for treating at least 600 cubic meters of waste. The parties hereto have elected to utilize the 600 cubic meters exclusively as a quantity for bench marking the prospects for the estimated amount of funding which may be available. The 600 cubic meters guarantee is deleted from the prospective award by agreement of WHC and ATG dated October 19, 1995. If the subcontract is cancelled in accordance with this paragraph, such cancellation shall not result in any cost to the Government additional to the $2.5 million maximum termination liability as shown in the Termination Liability Schedule, Attachment 5.

     C. Notification Of Funding Determination
     ----------------------------------------

     WHC recognizes the considerable investment required by the Seller beyond the $2.5 million maximum termination liability and the need to minimize any unnecessary expenditure through timely communication of any intent not to continue with the Thermal Treatment services program. WHC will immediately, within 72 hours, notify the Seller should WHC make a decision not to continue with the procurement.

CLEAN AIR AND WATER  (I28)

The Seller agrees:

     1. To comply with all the requirements of section 114 of the Clean Air Act (42 USC 7414) and section 308 of the Clean Water Act (33 USC 1318) relating to inspection, monitoring, entry, reports and information as well as other requirements specified in section 114 and section 308 of the Air Act and the Water Act, and all regulations and guidelines issued to implement those acts up to the date of the award of this order.

     2. That no portion of the work required by this order will be performed in a facility listed on the Environmental Protection Agency list of violating facilities on the date when this order is awarded unless and until the EPA eliminates the name for the facility from the listing.

     3. To use best efforts to comply with clean air standards and clean water standards at the facility in which this order will be performed.

     4. To insert the substance of this Clause into any sub-tier subcontract which may be performed in facilities which were previously found to be in violation of the Clean Air and Clean Water Acts or potentially may exceed $100,000.


HAZARDOUS MATERIAL RIGHTS (I29)

The Seller shall submit a Material Safety Data Sheet, (Department of Labor Form OSHA-20), as prescribed in Federal Standard No. 313A, for all Hazardous Material in accordance with the delivery schedule requirements set forth within this document. This obligation applies to all materials or items containing Hazardous Materials. Hazardous Material is defined in Federal Standard No. 313A in effect on the date of this order.

The Seller shall comply with all applicable federal, state, and local laws, codes, ordinances and regulations, including the obtaining of licenses and permits), in connection with Hazardous Material. Neither the requirements of this article, nor any act or failure to act by Westinghouse Hanford Company
(WHC) shall relieve the Seller of any responsibility or liability for the safety of WHC, Government, Seller or sub-tier subcontractor personnel or property.

Westinghouse Hanford Company shall have the right to use, duplicate and disclose any data to which this Clause is applicable. The purpose of this right is to: 1) Apprise personnel of the hazards to which they may be exposed; 2) Obtain medical treatment for those affected by the material; and 3) Have others use, duplicate and disclose the data for Government use in connection with these same purposes.

The Seller shall insert the same Clause in any sub-tier subcontract which may contain Hazardous Material.


WORKMANS COMPENSATION INDEMNIFICATION (I34)

Seller, by their signature hereon, acknowledges that they have read and specifically agree to the provisions of the Clause entitled "Work on WHC or Government Premises". (See Service Provisions, PMM-44-007, #S0-1O)


HAZARDOUS WASTE TRANSPORTATION AND DISPOSAL PROVISIONS (PCB'S)  (I50)

This Purchase Order is subject to the provisions set forth in PMM-44-014, entitled "Hazardous Waste Transportation and Disposal Provisions (PCB's)", in addition to any other provisions set forth or referenced in this document.

                        SECTION "J" LIST OF ATTACHMENTS
                        -------------------------------

LIST OF ATTACHMENTS  (J03)

     The following attachments are provided with this Purchase Order (PO), and shall have the same effect as if set forth in the body of the PO:

Attachment                                Title                            Date
----------                                -----                            ----
*       1.     Statement of Work, Low Level Mixed Waste Thermal          3/24/95
               Treatment, Revision 3A, with Attachment A,
               Management of Low Level Waste
        2.     Memorandum of Understanding                               8/16/95
        3.     Pricing Schedule                                          11/2/95
        4.     Seller's Milestone Schedule                               8/07/95
        5.     Termination Liability Schedule (5 year)                  10/20/95
*       6.     Purchase Order Administrative Requirements                  03/94
               PMM-42-077
*       7.     Close Out Certification - Fixed Price Orders                03/94
               PMM-42-007
*       8.     On Site Services                                            01/95
               PMM-37-001
*       9.     Representations and Certifications                          06/94
               PMM-15.1-007
*      10.     Special Provisions                                          10/94
               PMM-44-009
*      11.     Service Provisions                                          03/94
               PMM-44-007
*      12.     Hazardous Waste Transportation & Disposal Provisions        03/94
               PMM-44-014
*      13.     WHC 1993, WHC-EP-0063-4
               Hanford Site Solid Waste Acceptance Criteria
*      14.     Characterization of Waste LLMW Inventory
*      15.     Recommendations for the Preparation of Environmental
               Assessment and Environmental Impact Statement

ATTACHMENTS INCORPORATED BY REFERENCE (J04)

The attachments noted above with an "*" have been previously provided by Westinghouse Hanford Company as part of a past solicitation or order and are still in effect for this document as if actually provided therein. In the event that an additional copy is required, contact the Buyer identified herein and an copy will be furnished for your use.

                            SECTION "K" SIGNATURES
                            ----------------------

SELLER ACKNOWLEDGEMENT (K03)

     Seller shall acknowledge this document as provided herein regardless of dollar value by signing and returning the enclosed Seller acknowledgement copy of this document.

                                                                    ATTACHMENT 1
                                                                    RFP W-357079


                         WESTINGHOUSE HANFORD COMPANY


                    LOW LEVEL MIXED WASTE THERMAL TREATMENT
                               STATEMENT OF WORK
                                  REVISION 3A
                             DATED MARCH 24, 1995

1.0  INTRODUCTION
     ------------

Westinghouse Hanford Company is authorized on behalf of the U.S. Department of Energy, Richland Operations Office (RL) to provide waste management services for the Hanford Site.

Low-Level Mixed Waste (LLMW) that is thermally treatable is generated by Hanford Site waste generating facilities and other facilities that ship waste to the Hanford Site. This procurement is seeking an organization(s) (referred to as "the Seller" in this document) to transport and thermally treat Hanford Site LLMW.


2.0  SERVICES - GENERAL
     ------------------

Seller shall provide a service for the thermal treatment of LLMW and return the ash/residue accompanied by the results of laboratory analysis. The Seller shall provide the transportation for the waste to and from the Hanford Site. The thermal treatment service shall be in accordance with all applicable local, state, and federal laws and regulations, and Hanford Site requirements as stated in this Statement of Work (SOW).


3.0  WASTE
     -----

The waste is classified by Hanford Site Solid Waste Acceptance Criteria (HSSWAC) (WHC 1993) as LLMW and is containerized in drums and boxes and may require size reduction prior to thermal treatment. Size reduction would be performed by the Seller, if required.

The waste to be treated contains less than 100 nCi/gm of transuranic (TRU) radioactive elements. Container surface radiation dose rate is less than 100 mrem/hr. Detailed information describing the existing subject waste inventory is provided in the document titled: Characterization of Waste LLMW Inventory. This information is derived from process knowledge or analysis of the waste. Documents describing regulatory requirements are given in the reference list. The projected quantity of waste that is a candidate for treatment is as follows:

                   Projected Waste Quantity
          Year          (cubic meters)
          ----         ----------------
          1995               810*
          1995               280
          1997               325
          1998               330
          1999               310
          2000               310
          2001               300
          2002               300
          2003               310
          2004               310
          2005               310
          2006               310
          2007               305
          2008               305
          2009               305
                            ----
          Total             5120

*    includes current inventory

Hanford site waste generators are required to characterize radioactive mixed waste (RMW) for storage in the Central Waste Complex. The Buyer shall review this characterization of each container prior to shipment of waste to sellers facility. Any additional characterization required to meet Department of Transportation, Resource Conservation and Recovery Act (RCRA), Toxic Substances Control Act (TSCA), and Washington State Hazardous Waste Management Act (WSHWMA) regulations for shipment will be performed by Westinghouse Hanford Company.

It is possible that some waste may require additional characterization before it can be accepted or treated by the Seller. Any additional characterization of the waste to satisfy waste acceptance criteria which are above and beyond DOT, RCRA, TSCA and WSHWMA regulations for shipment, shall be performed by the Seller.

4.0  TREATMENT
     ---------

The radioactive constituents in the waste are regulated by those portions of DOE Order 5820.2A, Radioactive Waste Management, (DOE 1988) that pertain to the management of low-level waste and include the requirements in Attachment

A. The radioactive constituents in the waste are also regulated by the Hanford Site-specific performance assessment criteria discussed in Section 5.0 of this SOW. The hazardous components in the waste are regulated by the Washington State Hazardous Waste Management Act (WSHWNA) (Chapter 70.105 Revised Code of Washington [RCW]), Resource Conservation and Recovery Act (RCRA) (42 USC 6901 et seq.) and the Toxic Substances Control Act (TSCA) (15 U.S.C. 2601 et seq.) and the WSHWMA, RCRA and TSCA implementing regulations contained in Chapter 173-303 Washington Administrative Code (WAC) Dangerous Waste Regulations and Title 40 Code of Federal Regulations (CFR) respectively.

The treatment criteria specified in WAC 173-303-140 "Land Disposal Restrictions", Title 40 CFR Part 268, "Land Disposal Restrictions" and Title 40 CFR, Part 761.70, "Incineration of PCBs and PCB Items" must be achieved.

The Seller will be required to maintain the integrity of the radionuclide inventory during all phases waste shipment, waste treatment, and ash return. This may require that the Seller treat the waste in dedicated campaigns. The laboratory analyses required on the waste and the ash/residue shall provide evidence that the integrity of the radionuclide inventory has been maintained. The Buyer may inspect at any time any portion of the Seller's and the Seller's subcontractor's facilities which may come in contact with the waste to be treated.

The Seller shall be responsible for all permits and licenses for the transportation and waste treatment of this waste. The Buyer will be provided, a copy of all permits and licenses sixty (60) days prior to commencing the first shipment of waste.

5.0  ASH/RESIDUE AND WASTE CONTAINERS
     --------------------------------

The treatment process shall generate a stabilized, solid ash/residue final waste form. All ash/residue resulting from thermal treatment of the waste shall be packaged and returned to the Hanford Site for disposal in accordance with HSSWAC (WHC 1993) and Department of Transportation Regulations (49 CFR 171-179). Unless prohibited by the characteristics of the ash/residue, fifty-five (55) gallon drums will be used to return the ash/residue. The HSSWAC (WHC. 1993) contains information on transportation and container requirements as well as the Hanford Site process for accepting waste for disposal.

The waste inventory contains radioactive elements including transuranic constituents. The concentration effect associated with volume reduction by thermal treatment can increase the concentration of radioactive constituents in the final waste form. The Offeror shall administratively control the waste feed so that no TRU waste (as defined by the HSSWAC (WHC 1993)) and no Greater Than Class C waste (in accordance with 10 CFR 61.55) is generated.

The Seller shall certify that the treated ash/residue, waste container, surface contamination, and surface dose rates satisfy all applicable requirements for disposal at the Buyer's LLMW disposal facility. For applicable waste codes, the Seller shall certify treatment to Land Disposal Restriction standards. Applicable requirements include the following: the land disposal restriction standards as specified in Chapter 40, Code of Federal Regulations, Part 268; Chapter 40 CFR 264 and 265, Subpart "N" "Landfills"; Washington State Administrative Code (WAC) "Dangerous Waste Regulations" (WAC 173-303); and the HSSWAC (WHC 1993).

In addition to the requirements specified in the above regulations, the returned ash/residue must meet the following Hanford Site-specific performance assessment criteria:

1. The ash/residue final waste form shall be a stabilized solid, or the treatment process shall produce a stabilized, solid waste form such as a glass or a slag. The stabilized, solid waste form shall exhibit a compressive strength greater than 50 psi.

2. The stabilized, solid waste form shall be packaged in containers having a void volume percentage of less than 10 percent.

3. If the ash/residue contains any of the five radionuclides, Tc99, Se79, I129, C14, or uranium and has a total activity concentration for these radionuclides greater than or equal to 0.0001 Ci/m/3/ and less than or equal to 0.001 Ci/m3/3/ the stabilized waste form shall exhibit a diffusion coefficient less than or equal to 10-10 cm/2//sec (Leachability Index greater than or equal to 10.0) when subjected to leach testing in accordance with American Nuclear Society Procedure 16.1 (ANSI 1986).

4. If the ash/residue contains any of the five radionuclides, Tc/99/, Se/79/, I/129/, C/14/, or uranium and has a total activity concentration for these radionuclides greater than or equal to 0.0001 Ci/m/3/ and less than or equal to 0.001 Ci/m/33/ the stabilized waste form shall exhibit a diffusion coefficient less than or equal to 10/-12/ cm/2//sec (Leachability Index greater than or equal to 12.0) when subjected to leach testing in accordance with American Nuclear Society Procedure 16.1 (ANSI 1986).

5.   If the ash/residue contains uranium in activity concentrations greater than
     0.01 Ci/m/3/ the ash/residue must be encapsulated in a Portland cement-based grout matrix. Any treatment process that produces a glass or a slag final waste form will require administrative controls of the feed composition on an individual container basis to avoid this requirement. Analysis of the waste inventory suggests that only a few containers will require such administrative controls.


Seller shall provide analytical characterization data on the ash/residue sufficient to meet the requirements of all state and federal regulations, the HSSWAC (WHC 1993), and the above Hanford Site-specific performance assessment criteria. Each ash/residue container shall be assigned a Hanford Site-specific package identification number (PIN). This PIN shall be referenced on all data, documentation, and correspondence relating to the waste container. The container itself shall be physically identified with that number in accordance with the specifications described in the HSSWAC (WHC 1993).

6.0  LABORATORY ANALYSIS AND QUALITY ASSURANCE
     -----------------------------------------

All records associated with the Buyer's wastes (including but not limited to Seller's sample analysis results) shall be maintained by the Seller using a method compliant with the requirements specified in WAC 173-303 and 40 CFR 260-271, and other applicable federal, state, or local regulations. All documents, procedures, and applicable requirements are subject to audit by the Buyer.

The Seller shall establish a "chain of custody" procedure for laboratory analysis samples. Test reports shall be clearly traceable back to specific waste shipments and manifests. Reports documenting laboratory analyses must be signed and certified by an authorized representative of the Seller. All laboratory analysis work must be performed in compliance with the test methods defined in 40 CFR 261 and SW 846, Test Methods for the Evaluation of Solid Waste, Physical/Chemical Methods (most recent edition). Waste analytical work performed by the Seller shall be adequate to properly verify the waste for acceptance/disposal at the Buyer's facility in accordance with the Hanford Site Waste Acceptance Criteria.

Any laboratory utilized for waste sample verification analysis under this order must have a documented and implemented Quality Assurance Program Plan as specified under the requirements of SW 846. The laboratory's quality assurance program plan will be subject to approval by the Buyer. The Seller will submit quality assurance documentation concerning selected analytical laboratory(ies) to the Buyer 60 days prior to receipt of the first shipment of waste and 60 days prior to a new analytical laboratory receiving a sample of Hanford Site waste or the residue/ash from the thermal treatment of Hanford Site waste.

All waste sample analytical services performed by the Seller shall be performed exclusively for the purposes of characterization for waste treatment and disposal.

The Seller shall notify the Buyer immediately if analytical results do not agree with the characterization of the waste provided by the Buyer to the extent that treatment methods or expected results are affected. The Buyer will direct disposition of non-compliant waste. Should return of the untreated waste be necessary, return will be at the Buyer's expense.

Laboratory analysis shall be conducted on the returned ash/residue by the Seller sufficient to characterize the ash/residue as required by state and federal regulations, the HSSWAC (WHC 1993), and the Hanford Site-specific performance assessment requirements discussed in Section 5.0 of this SOW.

The Seller's Quality Assurance Program (QAP) shall satisfy requirements necessary for obtaining related permits and licenses to operate. Specific requirements and responsibilities for quality and analytical record transmittal, distribution, retention, and maintenance shall also be included in the program.

Within 60 days after award, the Seller (selected Offeror) will submit for approval by the Buyer, a QAP. This QAP must be approved by the Buyer prior to any shipment of waste to the Seller. The Seller's QAP shall include, as a minimum, the following:

1.   Program: The Seller shall develop, implement, and maintain a written QAP.
     -------
     The QAP shall describe the organizational structure, functional responsibilities, levels of authority, and interfaces for those managing, performing, and assessing adequacy of work. The QAP shall describe the management system, including planning, scheduling, and cost control considerations.

2.   Personnel Training and Qualification: Personnel shall be trained and
     ------------------------------------
     qualified to ensure they are capable of performing their assigned work. Personnel shall be provided continuing training to ensure that job proficiency is maintained.

3.   Quality Improvement: The organization shall establish and implement
     -------------------
     processes to detect and prevent quality problems and to ensure quality improvement. Items and processes that do not meet established requirements shall be identified, controlled, and corrected. Correction shall include identifying the causes of problems and preventing recurrence. Item reliability, process implementation, and other quality-related information shall be reviewed and the data analyzed to identify items and processes needing improvement.

4.   Documents and Records: Documents shall be prepared, reviewed, approved,
     ---------------------
     issued, used, and revised to prescribe processes, specify requirements, or establish design. Records shall be specified, prepared, reviewed, approved, and maintained.

5.   Work Processes:  Work shall be performed to established technical standards
     --------------
     and administrative controls. Work shall be performed under controlled conditions using approved instructions, procedures, or other appropriate means. Items shall be identified and controlled to ensure their proper use. Items shall be maintained to prevent their damage, loss, or deterioration. Equipment used for process monitoring or data collection shall be calibrated and maintained.

6.   Inspection and Acceptance Testing: Inspection and acceptance testing of
     ---------------------------------
     specified items and processes shall be conducted using established acceptance and performance criteria. Equipment used for inspections and tests shall be calibrated and maintained.

7.   Management Assessment: Management at all levels shall periodically assess
     ---------------------
     the integrated quality assurance program and its performance. Problems that hinder the organization from achieving its objectives shall be identified and corrected.

8.   Independent Assessment: Planned and periodic independent assessments shall
     ----------------------
     be conducted to measure item quality and process effectiveness and to promote improvement. The organization performing independent assessments shall have sufficient authority and freedom from the line organization to carry out its responsibilities. Persons conducting independent assessments shall be technically qualified and knowledgeable in the areas assessed.

The QAP shall be in compliance with 10 CFR Part 830, Nuclear Safety Management, Subpart A, General Provisions, Section 830.120, Quality Assurance Requirements.

The Seller shall provide copies of "Certificates of Insurance" for transportation and environmental policies.

7.0  WASTE TRANSPORTATION
     --------------------

Waste transportation shall be provided by transportation services arranged and paid for by the Seller. The Seller shall ensure transportation of the waste is performed in compliance with Department of Transportation (DOT) regulations in 49 CFR 171-179; Nuclear Regulatory Commission regulations in 10 CFR Part 71, and all other applicable state, federal and local laws and regulations. The Buyer shall provide proper documentation for all waste shipments to the thermal treatment facility. The Seller shall provide proper documentation for shipments of ash/residue returned to the Buyer.

Transportation equipment that does not comply with applicable federal, state or local laws or regulations will not be loaded, and the transportation equipment will be returned to the Seller at no expense to the Buyer.

Transport vehicle drivers shall be trained in proper waste handling procedures, personal protection procedures, regulatory compliance, and spill emergency response procedures. Transport vehicles shall carry spill kits, spill prevention and counter measure control plans, and emergency response guidebooks. The Seller shall obtain all applicable transportation permits prior to taking possession of the waste. Risks to the waste obtained under this procurement shall pass to the Seller when it is placed onto the Seller's vehicle at the direction of the Seller's representatives. Remedial actions on any spills that may occur during the transport of waste shall be the responsibility of the Seller.

All shipments will require inspection for compliance with DOT regulations prior to entering and leaving the Hanford Site. Radiation monitoring will be performed by the Buyer on all waste shipments entering and leaving the Hanford Site. The Buyer's Transportation and Packaging Department located at 2355 Stevens Drive, Richland, Washington, will inspect and validate all waste shipments and co-sign the Uniform Hazardous Waste Manifest.

8.0  NATIONAL ENVIRONMENTAL POLICY ACT COMPLIANCE
     --------------------------------------------

The U.S. Department, of Energy (USDOE), as a federal agency, is required to comply with the National Environmental Policy Act (NEPA) of 1969. Westinghouse Hanford Company, as the Management and Operating Contractor for the Hanford Site is tasked with assisting the DOE with NEPA compliance.

The Seller shall submit to the Buyer a NEPA document the level of which is to be determined by the USDOE, complete in form and format in accordance with the guidance requirements for the preparation of NEPA documentation. This guidance document, "RECOMMENDATIONS for the PREPARATION of ENVIRONMENTAL ASSESSMENTS and ENVIRONMENTAL IMPACT STATEMENTS," dated May 1993 from the U.S. Department of Energy's Office of NEPA Oversight is included (Attachment 3).

The submitted documentation may include but is not limited to pertinent environmental data and analyses by the Seller relative to their RCRA Treatment, Storage, and Disposal permit. The pertinent information shall include, but not be limited to, NRC license status; federal, state, local, and

Tribal environmental permit status; existing federal and/or state environmental documents; federal, state and self or in house environmental assessments, including audit findings and corresponding corrective actions; plant processing capability within guidelines of operating permit; and discussions of potential environmental effects from the order addressing direct and indirect effects, long and short term effects, proposed mitigation measures, adverse effects that can not be avoided, and any areas where environmental information is incomplete or unavailable.

The Seller is responsible for providing this NEPA Document for approval by the USDOE. In addition, the Seller shall provide additional data, explanation, clarification, etc. as required to obtain DOE approval of the NEPA document.

9.0  REFERENCES
     ----------

10 CFR 1021 NEPA Implementation Procedures and Guidelines

10 CFR 830, Nuclear Safety Management

10 CFR 71, U.S. Nuclear Regulatory Commission

40 CFR, U.S. Environmental Protection Agency Regulations

49 CFR, U.S. Department of Transportation Regulations


(ANSI 1986), "Measurement of the Leachability of Solidified Low Level
     Radioactive Waste by a Short Term Test Procedure", ANS 16.1, American Nuclear Society, La Grange Park, Illinois, 1986.

DOE Order 5820.2A, Radioactive Waste Management, U.S. Department of Energy,
     Washington, D.C.

EPA, SW 846 Test Methods for the Evaluation of Solid Waste,
     Physical/Chemical Methods, U.S. Environmental Protection Agency, Most Current Version.


RCRA, Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq.

TSCA, Toxic Substance Control Act of 1976, 15 U.S.C. 2601 et seq.

WAC 173-303 State of Washington Administrative Code "Dangerous Waste
     Regulations," as amended.

WHC 1993, Hanford Site Solid Waste Acceptance Criteria, WHC-EP-0063-4,
     Westinghouse Hanford Company, Richland, Washington.

NEPA, Recommendations for the Preparation of Environmental Assessments and
     Environmental Impact Statements, Office of NEPA Oversite,
     U.S. Department of Energy, May 1993.

                    LOW LEVEL MIXED WASTE THERMAL TREATMENT
                               STATEMENT OF WORK

                           OPTION 1: RECYCLE / REUSE

The Seller may salvage, reuse, or recycle the waste only on a case-by-case basis approved by the Buyer and the U.S. Department of Energy. The option to salvage, reuse, or recycle the waste shall be discussed in detail in the Seller's proposal. The Seller's cost proposal should identify the effects on cost if salvage, reuse, or recycle is accepted or is not accepted.

Waste containers may be salvaged by the Seller only for the purposes of containerizing the returned ash/residue. Waste containers not used for return of the ash/residue are to be either destructively thermally treated or are to be compacted and containerized and returned to the Buyer for disposal as part of the ash/residue inventory. Other proposals for salvage/recycle/reuse shall be treated in accordance with the above paragraph.

NO. W-357079  PAGE 1 TO 3                                            Page 1 to 3

                                 ATTACHMENT A
                             TO STATEMENT OF WORK

                         MANAGEMENT OF LOW-LEVEL WASTE

WASTE CHARACTERIZATION.

(1) Low-level waste shall be characterized with sufficient accuracy to permit proper segregation, treatment storage, and disposal. This characterization shall ensure that, upon generation and after processing, the actual physical and chemical characteristics and major radionuclide content are recorded and known during all stages of the waste management process.

(2) Waste characterization data shall be recorded on a waste manifest and shall include:


          (a)  The physical and chemical characteristics of the waste.


          (b) Volume of the waste (total of waste and any solidification or absorbent media).

          (c) Weight of the waste (total of waste and any solidification or absorbent media).


          (d)  Major radionuclides and their concentrations.

          (e)  Packaging date, package weight, and external volume.

(3) The concentration of a radionuclide may be determined by direct methods or by indirect methods such as use of scaling factors which relate the inferred concentration of one radionuclide to another that is measured, or radionuclide material accountability, if there is reasonable assurance that the indirect methods can be correlated with actual measurements.

WASTE ACCEPTANCE CRITERIA.

(1) Waste acceptance criteria shall be established for each waste treatment, storage, and disposal facility, and submitted.

(2) The waste acceptance criteria for treatment, storage, or disposal facilities shall address the following issues:


          (a) Allowable quantities/concentrations of specific radioisotopes to be handled, processed, stored or disposed of;

          (b) Criticality safety requirements (waste forms and geometries);

          (c) Restrictions regarding low-level waste classified for security reasons;

          (d)  External radiation and internal heat generation;

          (e) Restrictions on the generation of harmful gases, vapors, or liquids in waste;

          (f) Chemical and structural stability of waste packages, radiation effects, microbial activity, chemical reactions, and moisture;

          (g) Restrictions for chelating and complexing agents having the potential for mobilizing radionuclides; and

          (h)  Quantity of free liquids.

WASTE TREATMENT.

(1) Waste shall be treated by appropriate methods so that the disposal site can meet performance objectives.

(2) Waste treatment techniques such as incineration, shredding, and compaction to reduce volume and provide more stable waste forms shall be implemented as necessary to meet performance requirements. Use of waste treatment techniques to increase the life of the disposal facility and improve long-term facility performance, by improved site stability and reduction of infiltrating water, is required to the extent it is cost effective.

(3) The development of large scale waste treatment facilities shall be supported by the appropriate National Environmental Policy Act.

(4) Operation of waste treatment facilities shall be supported by adequate documentation including the following:

          (a)  Operation and maintenance procedures;

          (b)  Personnel training and qualification procedures;

          (c)  Monitoring and emergency response plans; and

          (d) Records shall be maintained for each package of waste that enters and leaves the treatment facility.

RECORDS AND REPORTS.

(1) The Seller shall develop and maintain a record keeping system that records the following: a historical record of waste generated, treated, stored, and shipped at the facilities under its cognizance. The data maintained shall include all data necessary to show that the waste was properly classified, treated, stored, and shipped. The data maintained in the system shall be based on the data recorded on waste manifests.

(2) Waste Manifest. Records shall be kept and accompany each waste package from generator through final disposal. The manifest shall contain data necessary to document the proper classification, and assist in determining proper treatment, storage, and disposal of the waste. Waste manifests will be kept as permanent records. At a minimum, the following data will be included:

          (a)  Waste physical and chemical characteristics,

          (b)  Quantity of each major radionuclide present;

          (c) Weight of the waste (total of waste and any solidification or absorbent media),

          (d) Volume of the waste (total of waste and any solidification or absorbent media), and

          (e) Other data necessary to demonstrate compliance with waste acceptance criteria.

                                                                    ATTACHMENT 2
                                                                         8/16/95
                                                           Revision 2 (10/20/95)

                          MEMORANDUM OF UNDERSTANDING
               Low Level Mixed Waste Thermal Treatment Services
                       WHC Purchase Order MW6-SBV-357079

This Memorandum of Understanding provides clarification to key points that are crucial to the order. This document does not replace the Statement of Work.

1. ATG will treat all waste categories for which thermal treatment and/or gasification/immobilization is specified as applicable treatment.

2. ATG proposes to vitrify all wastes except some of the secondary waste from the air pollution control system and waste that can be classified as debris.

3. ATG agrees to meet the void space requirement in the SOW and the Hanford Site Solid Waste Acceptance Criteria.

4. ATG shall provide analytical capabilities (Hazardous and Radiological) to adequately verify all incoming waste streams, monitor in process, and characterize product waste streams that meet all regulatory and WHC requirements referenced in the SOW.

5. ATG's sampling and analysis plan will be provided to WHC when ATG's RCRA Permit is submitted to the State of Washington for approval.

6. The ATG onsite laboratory must be State of Washington accredited to satisfy Hanford testing requirements.

7. In the event that the sampling frequency proposed by ATG is deemed insufficient during the permitting process by a state or federal agency of jurisdiction, the increased costs due to increased sampling frequency shall be the sole responsibility of ATG.

8. With respect to ATG's response to WHC question 7 dated June 6, 1995, WHC and ATG have discussed and agree to be bound by SOW section 3.0. The mixed waste containers were characterized to standards in effect at the time of storage. Additional characterization prior to waste shipment will be performed by WHC only for the purpose of establishing treatability certification requirements and to meet DOT shipping container requirements. Upon receipt of the waste from WHC, for its own purposes, or at the request of regulators, ATG may be required to perform additional waste characterization. ATG acknowledges that if additional characterization is required prior to treatment, such effort and cost shall be the responsibility of ATG.

9. ATG shall anticipate a very broad mix of organic compounds and radionuclides when preparing permit applications. ATG shall anticipate having to treat TCSA regulated PCB waste and most RCRA listed and characteristic wastes, with the exception of those having technology based standards other than incineration. WHC will provide updated lists of inventoried materials as they are approved for public release.

10. ATG has been provided WHC-SD-W242-002 and WHC-SD-W242-003 for future reference. ATG has been provided the current Hanford Site Solid Waste Acceptance Criteria.

     As more current data becomes available on waste related to this contract, that data will be provided to ATG in electronic format to assist with their design and permitting tasks.

11. ATG shall accept containers having any or all dimensions up to and including 8' by 8' by 11'. Waste item size acceptance criteria is limited to what will fit into the containers.

12. Containers may contain non-metal objects such as concrete and brick larger than 1 foot by 1 foot by 1 foot.

13. Waste that is to be treated will have been accepted by the Hanford Site Central Waste Complex, the waste acceptance criteria for which are identified in WHC-EP-0063-4. ATG shall be required to treat all such waste unless specifically excluded by mutual agreement with WHC.

14. ATG shall conduct additional waste-specific testing as may be required for the PEAT process.

15. ATG will be required to be certified as a waste generator by WHC Solid Waste Disposal Division.

16. Shredding and compaction of HEPA filters is not acceptable to WHC if the filters are mixed waste.

17. The minimum estimated quantity is one hundred and twenty (120) cubic meters of waste per year over the first five (5) year period of processing.

18. Maximum Start Date for waste processing is five years from the date of award. The waste processing's period of performance will entail a five (5) year baseline period plus five (5) one year options.

19.  Contract Type:  Indefinite Quantity/Fixed Unit Rate

20. The first one hundred and twenty (120) cubic meters of waste processed each year during the first five years of processing will be paid for at the 1 to 600 cubic meter unit prices. Quantities in excess of 120 cubic meters per year during the first five years of processing will be paid for at the 601 to 3,585 cubic meter unit prices. Payment will be made after waste has been processed compliant with the terms of the purchase order.

21. The loading and unloading of ATG's waste transport vehicles will be completed by WHC at Hanford only.

22. WHC will provide containers which meet all Department of Transportation regulations for any waste manifested at the Buyer's facility.

23. WHC will characterize the waste as needed to meet DOT and EPA requirements as the shipper. Additional characterization needed to treat the waste is the responsibility of ATG.

24.  The waste will be staged at central location(s) at the Buyer's facility.

25. Laboratory Analysis: satisfying the requirements of all environmental regulations for treatment of the waste and providing a product which is ready for disposal is ATG's responsibility. If the sample analyses completed in support of ATG's process are not compliant with regulatory requirements, it is ATG's responsibility to implement the appropriate corrective action. There will be no post award price adjustment for compliance with regulatory requirements unless ATG can cite specific regulatory changes and substantiate the basis for the associated cost impact.

26. The mix (contents) of projected waste to be processed as listed on the "Characterization of Waste - LLMW Inventory Sheets" which were previously provided under separate cover, shall be the basis for determining the types of waste to be processed under any resultant order.

     The containers listed in Table 1 are excluded from the inventory of existing waste because they are considered to be beyond the regulatory scope of the statement of work due to the presence of asbestos or due to high concentrations of mercury waste.

     Table 1 - Containers Removed From the Inventory of Existing Waste

              PIN                  COMPONENT

              222S-92-000494       ASBESTOS
              222S2W-91-0470       ASBESTOS
              325-89-032           ASBESTOS
              325-89-034           ASBESTOS
              325-89-038           ASBESTOS
              ETF-241-900068       ASBESTOS
              ETF-241-900107       ASBESTOS
              ETF-241-900132       ASBESTOS
              ETF-241-900133       ASBESTOS
              ETF-241-900134       ASBESTOS
              ETF-241-900143       ASBESTOS
              ETF-241-900878       ASBESTOS
              ETF-91-037-02        ASBESTOS
              WTF-91-115-07        ASBESTOS
              WTF-9l-148-06        ASBESTOS
              WTF-91-157-02        ASBESTOS
              WTF-91-259-04        ASBESTOS
              ETF-241-901020       MERCURY

     The "Solid Waste Information and Tracking System" data for containers 222S92-000293 and 222S-92-000166 are attached. The information on 222S-92-000293 includes a correction in Pu-238 weight. Review of both of these containers reveals that neither meets the definition of transuranic
     (TRU) waste and bath are classified as low level mixed waste. Section 3 of the Statement of Work defines the waste to be treated. Only waste specified there will be made available for treatment.

     Some TSCA materials of greater than 5000 ppm PCB are included with this order and shall be treated by the Seller. Waste containing asbestos will not be included with this order and those listed on the inventory sheets previously provided are removed.

27. The completion of NEPA, permitting, and licensing requirements is the responsibility of the Seller. The proposed pricing and estimated start date for waste processing shall assume the appropriate length of time to accommodate the environmental regulations and laws (e.g., Environmental Assessment with a Finding of No Significant Impact) commensurate with the proposed technology.

26. The proposed pricing by ATG shall accommodate all provisions of the Service Contract Act.

29. No Recycle or Reuse considerations (credit) is included in ATG's pricing. Recycle or Reuse has not been authorized at this time by the Department of Energy.

30. The average density of the waste to be processed may be assumed to be the same as the waste listed on the "Characterization of Waste - LLMW Inventory Sheets" that ware previously provided. Should the average density of waste treated be different than the average density of the waste identified on the inventory sheets, ATG may request an equitable adjustment that is substantiated by valid and factual supporting documentation. WHC reserves the right to seek consideration if the average density of the waste allows a ATG to realize efficiencies not considered in the unit pricing during the baseline and option year(s) processing.

31. Waste Selection: It is recognized that ATG must be able to provide the proper waste feed mixture in order to efficiently operate a thermal treatment facility. To accommodate this requirement, WHC will provide a list of containers available for treatment by ATG. From that list, ATG shall select which containers will be placed on each shipment. The list will be updated as new containers are made available for shipment by WHC.

     ATG is responsible for treatment of all waste identified on the inventory lists. Toward the end of the order, ideal waste mixture for optimum facility operation may not be available and ATG shall still be responsible for processing all waste provided by WHC.

32. Transportation (Shipment Size): It is recognized that ATG must be able to estimate shipment size in order to provide an accurate proposal. ATG shall assume all shipments of waste will contain the quantity and mix of containers of waste selected by ATG (number and size). Restated: all shipments will be of the size desired by ATG based upon the inventory availability.

     Hanford Site rules do not preclude loading two layers of containers on a truck within the limits specified by the Department of Transportation and Nuclear Regulatory Commission for the type of waste to be treated. The Hanford Site will load vehicles as directed by ATG. The vehicle axle weight limits will not be exceeded and ATG will provide all necessary materials to secure the containers.

33. Ash/Residue as described in the Statement of Work refers to all products of thermal treatment including glass or slag. The Hanford Site Specific Performance Requirements specified in the Statement of Work,. Section 5.0, Leach Testing Requirements references the American Nuclear Society Procedure 16.1. The standard 90 day test shall be used to meet this requirement.

34. Generation of TRU and GTCC ash/residue: The waste inventory contains radioactive elements, including transuranic constituents. The concentration effect associated with volume reduction by thermal treatment can increase the concentration of radioactive constituents in the final waste form. ATG shall administratively control the waste feed so that no TRU waste (as defined by the HSSWAC (WHC 1993) and no greater than Class C waste (in accordance with 10 CFR 61.55) is generated.

35. ATG agrees to purchase and ready a Graphite Furnace Atomic Absorption Spectrometer in addition to the analytical equipment previously identified by ATG to be utilized in performing this work.

36. WHC may not have funding to pay for processing earlier than 5 years following award. Processing before 5 years following award will require written authorization from WHC.

AUTHORIZING SIGNATURES:
----------------------

Westinghouse Hanford Company            Allied Technology Group


/s/ Michael L. Estes   11/2/95          /s/ Frank Chiu        11/9/95
------------------------------          -------------------------------
Michael L. Estes, C.P.M.  Date          Frank Chiu               Date
Advanced Procurement Specialist         Vice President
PSS Procurement - Services

                                                                  TW6-SBV-357079
                                                                       11/2/1995


PRICING SCHEDULE


BASELINE AWARD (5 YEARS)

1.  First 600 Cubic Meters

                                CUBIC METERS                       EXTENDED
    ITEM       WASTE TYPE          QUANTITY       UNIT PRICE         PRICE

     1          Non Alpha            390          [CONFIDENTIAL INFORMATION OMITTED
                                                  AND FILED SEPARATELY WITH THE
     2            Alpha              210          SECURITIES AND EXCHANGE COMMISSION.]

Note: The 600 cubic meters pricing represents 120 cubic meters per year for the first five years of processing. To the extent that it is practical, the annual allocation shall be 78 cubic meters of non-alpha waste and 42 cubic meters of alpha waste, which is the same waste type ratio as the 600 cubic meter quantities.

II. Baseline (Units 601- 3,585)

     3          Non Alpha                1,940    [CONFIDENTIAL INFORMATION OMITTED
                                                  AND FILED SEPARATELY WITH THE
     4            Alpha                  1,045    SECURITIES AND EXCHANGE COMMISSION.]

                     TOTAL BASELINE:     3,585
                                      --------

ANNUAL OPTION PRICING

     5      Annual Option #1   Non Alpha   202    [CONFIDENTIAL INFORMATION OMITTED
     6      Annual Option #1     Alpha     108    AND FILED SEPARATELY WITH THE
                                                  SECURITIES AND EXCHANGE COMMISSION.]

     7      Annual Option #2   Non Alpha   202    [CONFIDENTIAL INFORMATION OMITTED
     8      Annual Option #2     Alpha     108    AND FILED SEPARATELY WITH THE
                                                  SECURITIES AND EXCHANGE COMMISSION.]

     9      Annual Option #3   Non Alpha   198    [CONFIDENTIAL INFORMATION OMITTED
    10      Annual Option #3     Alpha     107    AND FILED SEPARATELY WITH THE
                                                  SECURITIES AND EXCHANGE COMMISSION.]

    11      Annual Option #4   Non Alpha   198    [CONFIDENTIAL INFORMATION OMITTED
    12      Annual Option #4     Alpha     107    AND FILED SEPARATELY WITH THE
                                                  SECURITIES AND EXCHANGE COMMISSION.]

    13      Annual Option #5   Non Alpha   198    [CONFIDENTIAL INFORMATION OMITTED
    14      Annual Option #5     Alpha     107    AND FILED SEPARATELY WITH THE
                                                  SECURITIES AND EXCHANGE COMMISSION.]

             TOTAL OPTION PRICING:       1,535         [CONFIDENTIAL INFORMATION OMITTED
                                     ---------         AND FILED SEPARATELY WITH THE
                                                       SECURITIES AND EXCHANGE COMMISSION.]

    TOTAL BASELINE PLUS OPTIONS:         5,120    $23,925,687
                                     ---------

                                                         WHC P.O. TW6-SBV-357079
                                                         ATTACHMENT 4
                                                         PAGE 3

ACTIVITY  EARLY    EARLY   ORIG
   ID     START    FINISH  DUR
--------  ------   ------  ----  ---------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                  PROGRAM MANAGEMENT
  I-1      1SEP95   1NOV95    62  PM - QA PLAN
  I-2      1SEP95   2OCT95    32  PM - ISSUE SUBCONTRACT P.O.
  I-5      1SEP95   1NOV95    62  DETAILED MILESTONES FOR LICENSING AND PERMITTING
  I-3      1DEC95  31AUG00  1736
  I-4      1SEP96   1MAR97   182  PROVIDE SAMPLING AND ANLYSIS SUPPORT TO WHC
------------------------------------------------------------------------------------------------------------------------------------
                                  NEPA
 II-1     15SEP95   1DEC95    78  NEPA - PREPARE FACILITY DESIGN FOR EA
 II-2     15SEP95   1DEC95    78  NEPA - PREP EQUIP DESIGN & ANALYSIS DATA FOR EA
 11-3     15SEP95   1DEC95    78  NEPA - PREP LICENSING & PERMITTING DAA FOR EA
 II-4      1DEC95   1MAY96   153  NEPA - ENVIRONMENTAL ASSESSMENT
 II-5      1MAY96   1MAR97   305  NEPA - OBTAIN DOE APPROVAL OF EA
------------------------------------------------------------------------------------------------------------------------------------
                                  LICENSING & PERMITTING
III-1A    15SEP95   1SEP96   353  LP-PREP FACILITY DESIGN DATA FOR PERMIT APPLICTN
III-1B    15SEP95   1SEP96   353  LP-PREP EQUIP DESIGN DATA FOR PERMIT APPLICATION
III-1C     1DEC95   1SEP96   276  LP-PERFORM BENCH & PROTOTYPE TEST DATA
III-2A     1SEP96   1MAR97   182  LP-PREPARE/SUBMIT RCRA PART 2/B APPLICATION
III-3A     1SEP96   1MAR97   182  LP-PREPARE/SUBMIT TCSA APPLICATION
------------------------------------------------------------------------------------------------------------------------------------
III-2B     1MAR97   1SEP99   915  LP-REVIEW APPLICATION/FINAL FACILITY PERMIT APPVL
III-3B     1MAR97   1SEP99   915  LP-REVIEW & APPROVE TSCA PERMIT APPLICATION
III-4A     1SEP97   1MAR98   182  LP-PREP/SUBMIT NOTICE OF CONSTRUCTION APPLICAT'N
III-5A     1SEP97   1MAR98   182  LP-PREP/SUBMIT NOTICE OF CONSTRUCTION APPLICAT'N
III-4B     1MAR98   1SEP99   550  LP-REVIEW AND ISSUE ORDER OF APPROVAL
------------------------------------------------------------------------------------------------------------------------------------
III-5B     1SEP98   1SEP99   366  LP-BEGIN TESTING AS NEEDED TO OBTAIN RCRA PERMIT
III-2C     1APR00   1JUL00    92  LP-BEGIN TESTING AS NEEDED TO OBTAIN RCRA PERMIT
III-2D     1APR00   1JUL00    92  LP-OBTAIN RCRA OPERATION PERMIT
III-3C     1APR00   1JUL00    92  LP-BEGIN TSTING AS NEEDED TO OBTAIN TSCA PERMIT
III-3D     1APR00   1JUL00    92  LP-OBTAIN TSCA OPERATING PERMIT
------------------------------------------------------------------------------------------------------------------------------------
III-4C     1APR00   1JUL00    92  LP-BEGIN TESTING AS NEEDED TO OBTAIN CAA PERMIT
III-4D     1APR00   1JUL00    92  LP-OBTAIN CAA OPERATING PERMIT
III-5C     1APR00   1JUL00    92  LP-RECEIVE AIR OPERAT'G PERMIT & WA STATE LICENS
III-6A              1JUL00     0  LP-SUBMIT ALL PERMITS TO WHC
------------------------------------------------------------------------------------------------------------------------------------
                                  FACILTY DESIGN
 IV-1      1JAN99   1SEP99   244  FD-FACILITY FINAL DESIGN
 IV-2      1JAN99   1SEP99   244  FD-EQUIPMENT FINAL DESIGN
------------------------------------------------------------------------------------------------------------------------------------
                                  CONSTRUCTION
  V-1      1SEP99   1APR00   214  CON-EQUIPMENT FABRICATION
  V-2      1SEP99   1APR00   214  CON-FACILITY CONSTRUCTION
------------------------------------------------------------------------------------------------------------------------------------
                                  OPERATIONS
 VI-2      1JAN00   1JUL00   183  O&M-CERTIFICATE OF INSURANCE SUBMITTED TO SHC
 VI-3      1JAN00   1JUL00   183  O&M-APPROVAL OF HANFORD SITE GENERATOR LAW HSSWAC
 VI-4      1JAN00   1AUG00   214  O&M-LABORATORY ACCREDITED BY WASHINGTON STATE
 VI-1      1APR00   1JUL00    92  O&M-TRANSPORTATION PLAN SUBMNITTED TO WHC
 VI-5      1AUG00              0  O&M-WASTE PROCESSING
------------------------------------------------------------------------------------------------------------------------------------
 VI-6      1SEP00   1SEP00     1  O&M-FIRST SHIPMENT OF WASTE RETURNED TO HANFORD
------------------------------------------------------------------------------------------------------------------------------------
First Date          7AUG95                                      ATG INC.
Data Date           1SEP95                                HANFORD LLMW THERMAL
Project Start      31JUL95                                 TREATMENT CONTRACT
Project Finish      1SEP00
------------------------------------------------------------------------------------------------------------------------------------